CIGAR

2200, 700 6TH Avenue SW Calgary. Alberta T2P OT3 Phone: (403) 2GG-3005 Fax. (403) 263-2569

(LETTERHEAD)

June 3, 1999
International Frontier Resources Ltd.	773000 Alberta Ltd.
312 - 177 First Street S. W.	90 Patterson Close S. W.
Calgary, AB T2R OT9	Calgary, AB T3H 3K2
Attn: Pat Boswell	Attn: Dean Potter

Pacific Rodera Ventures Ltd.

1212 - 1030 West Georgia Street

Vancouver, B. C. V6E 2Y3

Attn: Dave Williams Fax: 689-1289

Re: Participation Agreement - Twp 7 & 8 Rge 10 & 11 W2M - Innes Area, Saskatchewan

Gentlemen:

The following sets forth the terms and conditions whereby Cigar Oil & Gas Ltd. ("Cigar"), International Frontier Resources Ltd. ("Frontier"), Pacific Rodera Ventures Ltd. ("Pac Rod") and 773000 Alberta Ltd. ("Potter") agree to jointly acquire and evaluate land in the referenced area.

1. Area of Mutual Interest

The parties agree to create an area of mutual interest, comprising all lands within the outline on Schedule "A" attached. The area of mutual interest shall be in effect from March 22, 1999 until March 21, 2000.

In the event that any party to this agreement acquires an interest in any lands within the area of mutual interest while it is in effect such party ("the acquiring party") shall offer an interest to the other parties on the following basis ("Participating interest").

Cigar - 30%

Frontier - 30%

Pac Rod - 30%

Potter -10%

If the interest acquired is acquired at a Provincial Crown Sale the parties shall pay the acquiring party their participating interest share of the acquisition costs within twenty-four hours of the sale results being published. If the land is acquired other than by Crown sale the parties shall pay the acquiring party within five days of being notified of the acquisition by the acquiring party.

In the event that a party elects not to acquire an interest offered to it by the acquiring party or in the event that a party does not pay for the interest offered to it within the prescribed time period, that party shall forfeit its right to such interest and the other parties then shall have the right to proportionately acquire that parties interest.

2. Potter Prospect Fee,

As consideration for Potter having generated an exploration prospect the parties have agreed to pay Potter a prospect fee as follows.

(a) June 8 1999 SEM Crown Sale

Potter has posted the following parcels for sale at the June 8, 1999

Saskatchewan Crown Sale.

Parcels 103-109 inclusive

Parcels 166-170 inclusive

Notwithstanding Clause 1 as consideration for Potter generating a prospect on the lands Cigar, Frontier and Pac Rod have agreed to submit a bid to acquire the above parcels. If successful, the costs of acquiring the lands shall be as follows:

Cigar 33 1/3%

Frontier 33 1/3%

Pac Rod 33 1/3%

The interest in the lands acquired shall be in accordance with the parties Participating Interest:

Cigar 30%

Frontier 30%

Pac Rod 30%

Potter 10%

(b) Geologic Consulting Fee

In the event that the parties are successful in acquiring any lands within the area of mutual intere will carry Potter for his ten (10%) percent share of well costs to casing point. At casing point Potter may elect to join in further expenditures to case complete and equip the well within 12 hours of formal notification by the parties in which case. Potter shall be responsible for his share of casing, completion and equipping costs, etc. and in the event that Potter elects not to participate in the completion costs of such well, a 500%, penalty relative to Potter's 10% interest in casing, completion equipping costs will apply to the spacing unit of such well.

3) Land Acquired Prior to First Test Well

In the event that the parties acquire any additional lands within the area of mutual interest subsequent to the June 8, 1999 Saskatchewan Crown Sale but prior to drilling the first test well, the parities agree to carry Potter for his ten (10%) percent share of costs for such land acquired subject to the following:

Once the first well reaching casing point Potter shall elect within five (5) days of casing point to pay for his ten (10%) percent share of costs - of the land acquired or forfeit his carried interest in such land to the other parties.

4) Formal Agreement

Provided the parties are successful in acquiring any lands within the area of mutual interest the parties shall enter into a Formal Agreement embodying the terms here in incorporating the "standard 5% bid rule" for land sales and the 1990 CAPL Operating Procedure utilizing the rates and election attached. Frontier shall be the initial operator of the lands.

If the following correctly sets forth your understanding of the agreement between the parties, please sign and return the enclosed duplicate copy of this letter to the attention of the undersigned by June 4, 1999.

This Agreement may be executed in counterpart.

Sincerely,

CIGAR OIL & GAS LTD.

/s/ "Brian Gore"

Brian Gore

President & CEO

tl/BG

Agreed to and Accepted this 7th day of June 1999.

International Frontier Resources Ltd.

Per: /s/ "Tom Berg"

Agreed to and Accepted this 7TH day of June 1999.

Pacific Rodera Ventures Ltd.

Per: /s/ "Harry Chew"

Agreed to and Accepted this 4TH day of June 1999.

773000 Alberta Ltd.

Per: /s/ "Dean Potter"

SCHEDULE "A"
ATTACHED TO AND FORMING PART OF A LETTER AGREEMENT DATED June 3, 1999

Map is not included with this document on purpose.

SCHEDULE "B"

ATTACHED TO AND FORMING PART OF A LETTER AGREEMENT DATED June 3, 1999

1990 CAPL OPERATING

I Operator: International Frontier Resources Ltd.

II Insurance (Clause 311): A

III Marketing (Clause 604): A

IV Casing Point Election (Clause 903): A

V Penalty for Independent Operations (Clause 1007):
Development Wells 300%	Exploratory Wells 500%
Horizontal Wells 400%

VI Title Preserving Well (Clause, 1010): 180 days

VII Addresses for Notices (Clause 2202):

Cigar Oil & Gas Ltd.	International Frontier Resources Ltd.
2200, 700-6TH Avenue S. W.	407, 3204 Rideau Place S. W.
Calgary, AB T2P OT8	Calgary, AB T2R OT9

Attention: Land Department	Attention: Land Department
Fax: (403) 263-2669	Fax: (403)

773000 Alberta Ltd.	Pacific Rodera Ventures Ltd.
90 Patterson Close S. W.	1212 1030 West Georgia Street
Calgary, Alberta T3H 3K2	Vancouver, B. C. V6E 213

Attention: Land Department	Attention: Land Department
Fax:	Fax: (604) 689-1289

VIII Dispositions of Interests ( Clause 2401): A

IX Recognition upon Assignment (Clause 2404): Replaced with the 1993 CAPL Notice of Assignment.

PASC 1988 ACCOUNTING PROCEDURE

I Operating Advances (Clause 105): 10% of an approved forecast of expenditures.

II Approvals (Clause 110): 2 or more parties totaling 75%.

III Labour 202 (b)(1) and 202 (b)(2)

202(b)(1) Second Level Supervisors shall X/shall not be chargeable 202(b)(2) Technical Employees shall X/shall not be chargeable

IV Employee Benefits (Clause 203 (b): 25%

V Warehouse Handling (Clause 217(a)(1)): 2.5% for tubular goods 50.8 mm (2") and over; and each other item of material having a new price in excess of $5,000 (Clause 217 (a)(2): 5% of the cost of all other material.

VI Overhead

1 Clause 302

(a) For each Exploration Project

(1) 5% of first $50,000

(2) 3% of next $100,000

(3) 1% of cost exceeding (1) and (2)

(b) For each Drilling Well:

(1) 3% of first $50,000

(2) 2% of next $100,000

(3) 1% of cost exceeding (1) and (2)

(c) For each Construction Project:

(1) 5% of first $50,000

(2) 3% of next $100,000

(3) 1% of cost exceeding (1) and (2)

(d) For Operation and Maintenance:

(1) -% of the Cost of Operation and Maintenance of the Joint Property, and:

(2) $250.00 for Producing Well per moth;

(3) $ - flat rate per month for producing, injection, and water source; or

(4) operations

The rates in subclause (d)(2) and/or (d)(3) herein will /will not X be adjusted.

VII Pricing of Joint Material Purchases, Transfers and Dispositions (Article IV) $25,000 for requiring approval.

VII Periodic Inventories (Clause 501)